EXHIBIT 3.01

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ____ Change	______	______	______
____ Add			______
____ Remove			______
2) ____ Change	______	______	______
____ Add			______
____ Remove			______
3) ____ Change	______	______	______
____ Add			______
____ Remove			______
4) ____ Change	______	______	______
____ Add			______
____ Remove			______
5) ____ Change	______	______	______
____ Add			______
____ Remove			______
6) ____ Change	______	______	______
____ Add			______
____ Remove			______

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E. If amending or adding additional Articles, enter change(s) here:

(Attach *additional sheets, if necessary*). *(Be specific)*

The amendments are shown in the attached Articles of Amendment to Amended and Restated Articles of Incorporation of Cord Blood America, Inc.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:

(*if not applicable, indicate N/A*)

N/A

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The date of each amendment(s) adoption: September 25, 2012

Effective date if applicable: ________________________
(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☒ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____."
(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated September 25, 2012

Signature ________________________
(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Joseph Vicente
(Typed or printed name of person signing)

Chairman and President
(Title of person signing)

ARTICLES OF AMENDMENT
TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
CORD BLOOD AMERICA, INC.

Pursuant to the provisions of Section 607.1006, Florida Statutes, Cord Blood America, Inc., a Florida corporation (the “Corporation”), adopts the following Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The Amended and Restated Articles of Incorporation of the Corporation are hereby amended by striking out the paragraph of Article II that states:

“The total number of shares of capital stock which this corporation shall have the authority to issue is TWO HUNDRED AND FIFTY FIVE MILLION (255,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.0001 per share and TWO HUNDRED AND FIFTY MILLION (250,000,000) shares of Common Stock having a par value of $0.0001 per share.”

And substituting in lieu of said paragraph of Article II the following new paragraph:

“The total number of shares of capital stock which this corporation shall have the authority to issue is EIGHT HUNDRED NINETY FIVE MILLION (895,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock having a par value of $0.0001 per share and EIGHT HUNDRED NINETY MILLION (890,000,000) shares of Common Stock having a par value of $0.0001 per share.”

The amendment set forth in these Articles of Amendment was adopted on July 11, 2012 by the Board of Directors of the Corporation and approved on September 25, 2012 by a sufficient number of votes of the Corporation's shareholders.

IN WITNESS WHEREOF, the Corporation, by and through its undersigned officer thereunto duly authorized, has executed these Articles of Amendment this 25th day of September, 2012 and affirms that the statements made herein are true under the penalties of perjury.

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